EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Incentive Compensation Plan, as amended, of ADVO, Inc., of our reports dated October 23, 2000, except for Note 16, as to which the date is November 2, 2000, and December 11, 2000, with respect to the consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP






Hartford, Connecticut
April 16, 2001